Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-53374, 333-105963 and 333-127025) and S-3 (333-106126, 333-117264, 333-143023 and 333-151885) of Evergreen Solar, Inc. of our report dated February 27, 2007 relating to the financial statements of EverQ GmbH as of December 31, 2006 and for the period from December 20 to December 31, 2006, which appears in the Annual Report on Form 10-K for the year ended December 31, 2008.
March 2, 2009
Leipzig, Germany

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